UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2021

CERUS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21937	68-0262011
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1220 Concord Ave, Suite 600 Concord, California	94520
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (925) 288-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CERS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On December 21, 2021, Cerus Corporation (the “Company”) entered into the Second Amendment to Supply and Manufacturing Agreement (“Second Amendment”) with Porex Corporation (“Porex”) to extend the current term of the Amended and Restated Supply and Manufacturing Agreement until December 31, 2024. Under the terms of the Second Amendment, unit pricing for platelet wafers and plasma disks are set at certain amounts for the first twelve months, starting January 1, 2022, with decreasing pricing based on volume.

The foregoing description of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Second Amendment. The Company intends to file a redacted copy of the Second Amendment with the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment to Revolving Loan Credit Agreement.

On December 23, 2021, the Company entered into an amendment (the “Revolving Loan Amendment”) to that Credit, Security and Guaranty Agreement (Revolving Loan) by and among the Company, the lenders party thereto from time to time and MidCap Funding IV Trust, as agent and a lender (the “Revolving Loan Credit Agreement”).

The Revolving Loan Amendment increased the amount of total commitments available under the Revolving Loan Credit Agreement as of December 23, 2021 from $10 million to $15 million. The Company may request an increase in the total commitments under the Revolving Loan Credit Agreement by up to an additional $5 million, subject to agent and lender approval and the satisfaction of certain conditions.

The foregoing is only a brief description of the material terms of the Revolving Loan Amendment, does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolving Loan Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the Company’s ability to draw down the amount of Revolving Loan commitments available to the Company, and the satisfactions of certain conditions related thereto. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: the risk that the anticipated financial capacity under the Revolving Loan Credit Agreement may not be available to the Company when expected, or at all; risks associated with the satisfaction of conditions to increasing the total commitments under the Revolving Loan Credit Agreement; risks associated with the Company’s ability to meet its debt service obligations; risks related to future opportunities and plans, including the uncertainty of future revenues and other financial performance and results; as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 2, 2021. The Company disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2021	CERUS CORPORATION

	By:	/s/ Chrystal N. Menard
Chrystal N. Menard
Chief Legal Officer and General Counsel

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